Exhibit 99.1

FOR IMMEDIATE RELEASE

Costa Mesa, CA – July 1, 2009 – CNS Response, Inc. (OTCBB: CNSO) (the “Company”) is issuing this press release in order to provide its stockholders with information regarding one or more communications that they may have received in the mail captioned “Notice of Special Meeting of Stockholders of CNS Response, Inc.”  These communications, purporting to call a special meeting of Company stockholders, were neither authorized nor mailed to stockholders by the Company.  Rather, the communications were mailed by the former Chief Executive Officer of the Company, Leonard Brandt, who was dismissed from that position by the Board of Directors on April 10, 2009.  Mr. Brandt is attempting to call the meeting pursuant to the provisions of the bylaws of the Company that  permit stockholders holding at least ¼ of its outstanding shares to call a special meeting of stockholders.

The first such communication announced a meeting date of June 30, 2009 and the second communication announced a meeting date of July 3, 2009.  Based on notices received by the Company from Mr. Brandt, the Company believes that each “Notice of Special Meeting of Stockholders of CNS Response, Inc.” was mailed by a group of Company stockholders led by Mr. Brandt. Neither Mr. Brandt nor the persons acting with him are speaking on behalf of  the Company or the Board of Directors. The Company believes that the notices of the special meeting do not comply with the Company's Bylaws or Delaware law, and as a result any meeting conducted pursuant to those notices would not be in compliance with Delaware law or federal securities laws.  Mr. Brandt's notices appear to attempt to circumvent the procedures of the Board of Directors for the Company’s Annual Meeting of Stockholders, which the Board has scheduled be held in September 2009.

Based on certain filings made by Mr. Brandt with the Securities and Exchange Commission on Friday, June 26 and on Monday, June 29, the Company also believes that he may send out another meeting notice in the future in an attempt to call a meeting of stockholders.

The Company wishes to make clear to its stockholders that any additional communications from Mr. Brandt or the members of his group or the persons acting with him to Company stockholders prior to the time he or they provide them with a definitive proxy statement are solicitations that are not in conformity with the federal securities laws, and do not come from or reflect the opinions or views of the Company, are not communications from the Company or the Board of Directors and have not been authorized by or consented to by them.

Additional Information and Where to Find It

This release may be deemed to be solicitation material in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders and/or the purported special meeting called by Mr. Len Brandt. The Company intends to file a proxy statement with the Securities and Exchange Commission (“SEC”). SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Securityholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s Web site at www.sec.gov or from the Company at 2755 Bristol Street, Suite 285, Costa Mesa, CA 92626.

Participants in Solicitation

CNS and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders and/or the purported special meeting called by Mr. Len Brandt. Information regarding the interests of the Company’s directors and executive officers in the proxy contest will be included in its definitive proxy statement.

About CNS Response, Inc.

Today, most physicians are able to base treatment on objective test data, such as EKGs, MRIs, blood tests, etc. Broadly speaking, such advances have not yet come to those physicians practicing psychiatry.

CNS Response has developed a patented data-analysis capability that, with the help of a simple, non-invasive EEG, will analyze a patient’s brain waves and compare the results to an extensive patient outcomes database. The process produces an rEEG® report providing a psychiatrist with guidance to personalize medication regimens for a patient, based on the patient’s own brain physiology. To read more about the benefits this patented technology provides physicians, patients and insurers, please visit the CNS Response website, www.cnsresponse.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements involve risks and uncertainties as set forth in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.